As filed with the Securities and Exchange Commission on August 21, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RedHawk Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	20-3866475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Rue Beauregard, Suite 206

Lafayette, Louisiana 70508

(337) 269-5933

(Address of Principal Executive Offices)(Zip Code)

RedHawk Holdings Corp. 2019 Stock Incentive Plan

(Full title of the plan)

G. Darcy Klug

Interim Chief Executive Officer and Chief Financial Officer

RedHawk Holdings Corp.

120 Rue Beauregard, Suite 206

Lafayette, Louisiana 70508

(337) 269-5933

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Alan A. Lanis, Jr., Esq.

Polsinelli PC

2049 Century Park East, 29th Floor

Los Angeles, California 90067

(310) 556-1801

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Primary Offering
Common Stock, par value $0.001 per share (1)	110,000,000	$0.00215	$236,500	$29
Secondary Offering
Common Stock, par value $0.001 per share (3)	54,960,000	0.00215	118,164	(4)
Total				$29

(1)	Covers 110,000,000 shares of common stock issuable under the RedHawk Holdings Corp. 2019 Stock Incentive Plan (the “2019 Plan”), and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of shares of common stock issuable under the 2019 Plan, as these amounts may be adjusted as a result of stock splits, stock dividends, antidilution provisions, recapitalizations and similar transactions.
(2)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based on the average of the bid and asked price on the Over-the-Counter® Pink marketplace on August 13, 2019.
(3)	Covers 54,960,000 shares of our common stock that may be reoffered or resold, from time to time, by the selling stockholder described in the reoffer prospectus included in this Registration Statement.
(4)	Pursuant to Rule 457(h)(3) under the Securities Act, no additional filing fee is required with respect to these shares acquired pursuant to the 2019 Plan and offered for resale.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of RedHawk Holdings Corp. (“we”, “us”, “our”, the “Company” or “Registrant”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 110,000,000 shares of our common stock, par value $0.001 per share (the “Common Stock”), authorized for issuance under the RedHawk Holdings Corp. 2019 Stock Incentive Plan (the “2019 Plan”).

This Registration Statement also includes a prospectus (which we refer to as the “reoffer prospectus”) prepared in accordance with the requirements of General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be used for reoffers and resales of certain of the shares of Common Stock listed above that may be deemed to be “control securities” and/or “restricted securities” under the Securities Act of 1933, and the rules and regulations promulgated thereunder. These are shares pursuant to the 2019 Plan that were or may be acquired by our officers and directors who may be deemed to be “affiliates”, as that term is defined in Rule 405 under the Securities Act, or that were acquired by our employees or consultants, under an employee benefit plan. Such officers, directors, affiliates, employees and consultants may be the selling stockholders identified in the reoffer prospectus.

In accordance with the requirements of General Instruction C.2.(b) of Form S-8, because we do not satisfy the registrant requirements for use of Form S-3 at the time of filing the reoffer prospectus included in this Registration Statement, the amount of shares of Common Stock to be offered or resold by means of the reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling our Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given without charge to all persons who participate in the Plan, as specified by Rule 428(b)(1) of the Securities Act. These documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

54,960,000 Shares of Common Stock

RedHawk Holdings Corp.

This reoffer prospectus relates to 54,960,000 shares of our common stock that may be reoffered or resold, from time to time, by certain selling stockholders described in this reoffer prospectus, all of whom are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and that have been acquired or that may be acquired under the RedHawk Holdings Corp. 2019 Stock Incentive Plan (the “2019 Plan”).

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock in the principal market on which our common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” which begins on page 7.

We will not receive any of the proceeds from the sale or other disposition of the shares of common stock by the selling stockholders. We will pay the expenses of registering these shares. Our common stock is traded on the Over-the-Counter® Pink marketplace under the symbol “IDNG.” On August 13, 2019, the high bid price of our common stock was $0.0021, as reported by the Over-the-Counter Official Market site. Such prices reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section titled “Risk Factors” beginning on page 3 of this reoffer prospectus before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is August 21, 2019.

ABOUT THIS REOFFER PROSPECTUS

You should rely only on the information contained in this reoffer prospectus or incorporated by reference in this reoffer prospectus and in any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this reoffer prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read this reoffer prospectus together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” This reoffer prospectus may be supplemented from time to time to add, update or change information in this reoffer prospectus. Any statement contained in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this reoffer prospectus.

The selling stockholders are offering the common stock only in jurisdictions where such issuances are permitted. The distribution of this reoffer prospectus and the issuance of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this reoffer prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the common stock and the distribution of this reoffer prospectus outside the United States. This reoffer prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this reoffer prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The registration statement containing this reoffer prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this reoffer prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission’s website or at the Securities and Exchange Commission’s offices mentioned under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this reoffer prospectus and does not contain all of the information you should consider before investing in our common stock. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this reoffer prospectus is a part in their entirety before investing in our common stock, including the information discussed under “Risk Factors” in this reoffer prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this reoffer prospectus. As used in this reoffer prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to RedHawk Holdings Corp., and, where appropriate, its consolidated subsidiaries.

Overview

We are a diversified holding company which, through our subsidiaries, is engaged in sales and distribution of medical devices, sales of branded generic pharmaceutical drugs, commercial real estate investment and leasing, sales of point of entry full-body security systems, and specialized financial services.

Through our medical products business unit, we manufacture and sell our Sharps and Needle Destruction Device (SANDD mini™), our SANDD Pro™, and our Carotid Artery Digital Non-Contact Thermometer. We also distribute for third parties WoundClot – Advanced Bleeding Control and the Thermofinder FS-700 Pro (professional model) and FS-700 (retail model) digital non-contact thermometers. Our real estate leasing revenues are generated from a commercial property under a long-term lease. Additionally, our real estate investment unit holds limited liability company interest in a commercial restoration project in Hawaii. RedHawk Energy Corp., LLC holds the exclusive U.S. manufacturing and distribution rights for the Centri Controlled Entry System, a unique, closed cabinet, nominal dose transmission full body x-ray scanner.

We are a Nevada corporation that was originally formed in 2005 under the name Oliver Creek Resources Inc.. On July 31, 2015, by a vote of the majority of our shareholders, we changed our name from Independence Energy Corp. to RedHawk Holdings Corp.

Our principal executive offices are located at 120 Rue Beauregard, Suite 206, Lafayette, Louisiana 70508, our telephone number is (337) 269-5933, and our website is located at www.redhawkholdingscorp.com. Information accessed through our website is not incorporated into this reoffer prospectus and is not a part of this reoffer prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this reoffer prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2018, December 31, 2018, and March 31, 2019, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this reoffer prospectus. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our common stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment. In assessing these risks, investors should also refer to the information contained or incorporated by reference in our other filings with the Securities and Exchange Commission.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the information incorporated by reference contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Changes in the effects of the significant level of competition that exists in the medical device distribution industry, or our inability to attract customers for other reasons.

●	The unexpected cost of regulation applicable to our industry, and the possibility of future additional regulation.

●	Our lack of adequate insurance coverage in the event we incur an unexpected liability.

●	Our lack of a proven operating history and the possibility of future losses that are greater than we currently anticipate.

●	The possibility that we may not be able to generate revenues or access other financing sources necessary to operate our business.

●	Our inability to attract necessary personnel to run and market our business.

●	The volatility of our stock price.

●	Changes in the market prices for our products, or our failure to perform or renew the distribution agreement for our products.

●	Our failure to execute our growth strategy or enter into other lines of business that we may identify as potentially profitable for us.

●	Changes in economic and business conditions.

●	Changes in accounting policies and practices we may voluntarily adopt or that we may be required to adopt under generally accepted accounting principles in the United States.

You should review carefully the section entitled “Risk Factors” beginning on page 3 of this reoffer prospectus for a discussion of these and other risks that relate to our business and investing in our common stock. The forward-looking statements contained or incorporated by reference in this reoffer prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholder.

SELLING STOCKHOLDERS

This reoffer prospectus relates to the reoffer and resale of shares issued or that may be issued to the selling stockholder listed below, or future selling stockholders, under the 2019 Plan, which shares constitute “control securities” within the meaning of Form S-8.

The following table sets forth, as of August 21, 2019, the number of shares beneficially owned by each current selling stockholder. The number of shares in the column “Number of Shares Beneficially Owned Prior to the Offering” represents the total number of shares that a selling stockholder currently owns or has the right to acquire within sixty (60) days of August 21, 2019. The number of shares in the column “Shares Which May be Offered” represents all of the shares that a selling stockholder may offer under this reoffer prospectus. The table and footnotes assume that the selling stockholders will sell all of the shares listed in the column “Shares Which May be Offered.” However, because the selling stockholders may sell all or some of their shares under this reoffer prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The selling stockholders have not had a material relationship with us within the past three years other than as set forth in the column “Position” in the table below or as a result of their acquisition of our shares or other securities.

Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when necessary and required. If, subsequent to the date of this reoffer prospectus, we grant additional awards to the selling stockholders or to other affiliates under the 2019 Plan, we intend to supplement this reoffer prospectus to reflect such additional awards and the names of such affiliates and the amounts of securities to be reoffered by them.

In accordance with the requirements of General Instruction C.2.(b) of Form S-8, because we do not satisfy the registrant requirements for use of Form S-3 at the time of filing this reoffer prospectus, the amount of shares of Common Stock to be offered or resold by means of this reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling our Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus. Information on the shares offered pursuant to this reoffer prospectus, as listed below, do not necessarily indicate that the selling stockholder presently intends to sell any or all of the shares so listed.

Name	Position	Number of Shares Beneficially Owned Prior to the Offering		Shares Which May be Offered (1)		Number of Shares Beneficially Owned After Offering		Percentage of Common Stock Beneficially Owned After Offering (2)
Dr. Drew Pinsky	Consultant	54,960,000	(3)	54,960,000	(3)	—	(3)	*	%

*	Less than 1%.

(1)	Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by each selling stockholder at their sole discretion. Because we do not satisfy the registrant requirements for use of Form S-3 at the time of filing this reoffer prospectus, the amount of shares of Common Stock to be offered or resold by means of this reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling our Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.
(2)	The percentage of shares beneficially owned is based upon 872,009,097 shares of common stock outstanding as of August 21, 2019.
(3)	Comprised entirely of shares of Common Stock awarded under the 2019 Plan.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of its transferees, distributees, pledgees or donees or their successors may, from time to time, sell any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this reoffer prospectus is a part;
●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any of the foregoing methods of sale; or
●	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

From time to time, one or more of the selling stockholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them. Any such distributees, devisees or donees will be deemed to be selling stockholders. Any such pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders.

The selling stockholder and any broker-dealer participating in the distribution of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The selling stockholder may choose not to sell any or may choose to sell less than all of our common stock registered pursuant to the registration statement, of which this reoffer prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

We will pay the expenses of the registration of our common stock sold by the selling stockholders, including, without limitation, Securities and Exchange Commission filings fees, compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. As and when we are required to update this reoffer prospectus, we may incur additional expenses.

Once sold under the registration statement of which this reoffer prospectus forms a part, our common stock will be freely tradable in the hands of persons other than our affiliates. We have notified the selling stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, selling stockholders may, at the same time, sell any shares of common stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

LEGAL MATTERS

Polsinelli PC, Los Angeles, California, has passed upon the validity of the shares of our common stock offered hereby.

EXPERTS

Our consolidated financial statements as of and for the years ended June 30, 2018 and 2017 incorporated by reference in this reoffer prospectus and registration statement have been audited by Postlethwaite & Netterville, APAC, an independent registered public accounting firm, as set forth in its report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this reoffer prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this reoffer prospectus and prior to the termination of the offering (excluding, in either case, information furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

(1)	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the Securities and Exchange Commission on October 16, 2018;

(2)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, filed with the Securities and Exchange Commission on November 19, 2018;

(3)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2018, filed with the Securities and Exchange Commission on February 19, 2019;

(4)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the Securities and Exchange Commission on May 20, 2019; and

(5)	Our Current Reports on Form 8-K, filed with Securities and Exchange Commission on February 8, 2019, March 25, 2019, June 17, 2019, June 24, 2019, June 26, 2019, July 25, 2019 (excluding information furnished pursuant to Item 7.01), and July 26, 2019.

(6)	The description of our common stock contained in Form 8-A filed with the Securities and Exchange Commission on April 4, 2011, and any amendment or report filed for the purpose of updating such description.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act with respect to the common stock offered by the selling stockholders pursuant to this reoffer prospectus. This reoffer prospectus does not contain all of the information set forth in the registration statement and its exhibits, certain portions of which are omitted as permitted by the rules and regulations of the Securities and Exchange Commission. For further information pertaining to us and the common stock covered by this reoffer prospectus, we refer you to the registration statement and the exhibits thereto. Statements contained in or incorporated by reference in this reoffer prospectus regarding the contents of any contract or other document referred to in those documents are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement or other document. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement and its exhibits and schedules at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You also may obtain information on the operation of the public reference room by calling the commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports and other information with the Securities and Exchange Commission. These periodic reports and other information, when filed, will be available for inspection and copying at the Securities and Exchange Commission’s public reference facilities and the website of the Securities and Exchange Commission referred to above. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. We also maintain a website at www.redhawkholdingscorp.com. Information contained in, or accessible through, our website is not incorporated by reference in this reoffer prospectus and is not a part of this reoffer prospectus.

RedHawk Holdings Corp.

54,960,000 Shares of Common Stock

REOFFER PROSPECTUS

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this registration statement, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

(1)	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the Securities and Exchange Commission on October 16, 2018;

(2)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, filed with the Securities and Exchange Commission on November 19, 2018;

(3)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2018, filed with the Securities and Exchange Commission on February 19, 2019;

(4)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the Securities and Exchange Commission on May 20, 2019; and

(5)	Our Current Reports on Form 8-K, filed with Securities and Exchange Commission on February 8, 2019, March 25, 2019, June 17, 2019, June 24, 2019, June 26, 2019, July 25, 2019 (excluding information furnished pursuant to Item 7.01), and July 26, 2019.

(6)	The description of our common stock contained in Form 8-A filed with the Securities and Exchange Commission on April 4, 2011, and any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company is a Nevada corporation. Section 78.7502 of Chapter 78 of the Nevada Revised Statutes ("NRS") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (a) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful; or (b) is not liable pursuant to Section 78.138 of the NRS. Under Section 78.138, a director or officer is not liable to the corporation unless such person breached their fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Article VII of the Company’s Amended and Restated Articles of Incorporation provides that no director, officer or stockholder of the Company shall be personally liable for damages for breach of fiduciary duty as a director or officer; provided, that this provision shall not eliminate liability of a director or officer for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or payments or distributions in violation of Nevada law.

Article VIII of the Company’s Amended and Restated Articles of Incorporation provides that the Company is authorized to indemnify directors, officers, employees and agents to the full extent allowed for under the Nevada Business Corporation Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

5.1*	Opinion of Polsinelli PC

10.1*	RedHawk Holdings Corp. 2019 Stock Incentive Plan

23.1*	Consent of Postlethwaite & Netterville, APAC

23.2*	Consent of Polsinelli PC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

* Filed herewith.

Item 9. Undertakings.

(a)            The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana on August 21, 2019.

REDHAWK HOLDINGS CORP.

By:	/s/ G. Darcy Klug
Name: G. Darcy Klug
Title: Interim Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Power of Attorney

Each person whose signature appears below hereby appoints G. Darcy Klug his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-8, to sign any and all additional registration statements relating to the same offering of securities as this registration statement, including any amendment to this registration statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Darcy Klug	Interim Chief Executive Officer, Chief Financial Officer and Director	August 21, 2019
G. Darcy Klug	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Steven C. Bader	Director	August 21, 2019
Steven C. Bader

/s/ Phillip Harris IV	Director	August 21, 2019
Phillip Harris IV

/s/ Robert H. Rhyne Jr.	Director	August 21, 2019
Robert H. Rhyne Jr.

/s/ Philip C. Spizale	Director	August 21, 2019
Philip C. Spizale

/s/ Andre F. Toce Sr	Director	August 21, 2019
Andre F. Toce Sr

/s/ Micah R. Vidrine	Director	August 21, 2019
Micah R. Vidrine